UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2005
SINA Corporation
(Exact name of Registrant as specified in Charter)

Cayman Islands	000-30698	52-2236363

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
Room 1802, United Plaza
1468 Nan Jing Road West
Shanghai 200040, China
(Address of Principal Executive Offices, including zip code)
(86-21) 6289 5678
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On September 26, 2005, the board of directors of SINA Corporation (“SINA”) appointed Charles Chao, 39, as the President and Chief Financial Officer of SINA. Prior to this appointment, Mr. Chao had served as SINA’s Chief Financial Officer since February 2001 and Co-Chief Operating Officer since July 2004. Mr. Chao served as SINA’s Executive Vice President from April 2002 to June 2003. From September 1999 to January 2001, Mr. Chao served as SINA’s Vice President, Finance. Prior to joining SINA, Mr. Chao served as an experienced audit manager at PricewaterhouseCoopers, LLP, an accounting firm. Mr. Chao holds a Master of Professional Accounting degree from University of Texas at Austin, an M.A. in Journalism from University of Oklahoma and a B.A. in Journalism from Fudan University in Shanghai, China.
On September 26, 2005, SINA issued a press release attached hereto as Exhibit 99.1 regarding its appointments.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.
99.1   Press Release issued by SINA Corporation on September 26, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINA CORPORATION (Registrant)
Date: September 29, 2005	By:	/s/ Charles Chao
Charles Chao
President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
No.	Description
99.1	Press Release Issued by SINA Corporation on September 26, 2005.